Exhibit (a)(1)(vii)(A)

The terms of the Letter from Acxiom Corporation Retirement Savings Plan Administrator are amended as reflected below to provide for certain changes to the identity of the Trustee’s tabulator for the Tender Instruction Form for Shares in the Acxiom Corporation Retirement Savings Plan (the “Tender Instruction Form”). Except for the amendments described below, all other terms and conditions of the Letter from Acxiom Corporation Retirement Savings Plan Administrator remain as set forth in the Letter from Acxiom Corporation Retirement Savings Plan Administrator filed with the Securities and Exchange Commission as Exhibit (a)(1)(vii) to Schedule TO on August 7, 2006.

On page 4, in the section entitled “Questions and Answers on Acxiom Corporation Retirement Savings Plan Tender Rights and Procedures,” subsection A, entitled “Description of the Offer,” the first sentence of question 5 is amended to reflect that the Tender Instruction Form should be returned to the Trustee’s tabulator, rather than the Trustee, so that the sentence reads “The only way that you can tender your Plan Shares is by completing the yellow Tender Instruction Form as described, signing and returning it to the Trustee’s tabulator who will process your instructions.” Additionally in question 5, the address to which the Tender Instruction Form should be returned is accordingly amended to reflect the tabulator’s address, which is Tabulator, 60 Research Road, Hingham, MA 02043. The portion of the amended text of question 5 is as follows:

5. How do I direct the Plan Trustee?

The only way that you can tender your Plan Shares is by completing the yellow Tender Instruction Form as described, signing and returning it to the Trustee’s tabulator who will process your instructions. The address you should use to return the yellow Tender Instruction form is on the postage paid, pre-addressed return envelope. You may also overnight your completed yellow Tender Instruction Form to:

Tabulator

60 Research Road

Hingham, MA 02043

The remainder of the text in question 5 remains as stated in the original Letter from Acxiom Corporation Retirement Savings Plan Administrator filed on August 7, 2006.

On page 5, in the section entitled “Questions and Answers on Acxiom Corporation Retirement Savings Plan Tender Rights and Procedures,” subsection A, entitled “Description of the Offer,” the second sentence and third sentence of question 6 are amended to reflect that the Tender Instruction Form should be returned to the Trustee’s tabulator, rather than the Trustee, so that the sentences read “You may mail your yellow Tender Instruction Form to the Trustee’s tabulator for the Retirement Savings Plan in the postage paid, pre-addressed return envelope that has been provided for your reply. You may also overnight your completed yellow Tender Instruction Form to the Trustee’s tabulator at:” Additionally in question 6, the address to which the Tender Instruction Form should be returned is accordingly amended to reflect the tabulator’s address, which is Tabulator, 60 Research Road, Hingham, MA 02043. The complete amended text of question 6 is as follows:

6. How do I send instructions to the Trustee?

Please return your instructions PROMPTLY, allowing for the standard delivery time of the U.S. mail. You may mail your yellow Tender Instruction Form to the Trustee’s tabulator for the Retirement Savings Plan in the postage paid, pre-addressed return envelope that has been provided for your reply. You may also overnight your completed yellow Tender Instruction Form to the Trustee’s tabulator at:

Tabulator

60 Research Road

Hingham, MA 02043

DO NOT DELIVER YOUR INSTRUCTIONS TO YOUR HUMAN RESOURCES DEPARTMENT OR TO YOUR BENEFITS ADMINISTRATOR.

On page 6, in the section entitled “Questions and Answers on Acxiom Corporation Retirement Savings Plan Tender Rights and Procedures,” subsection A, entitled “Description of the Offer,” the third bullet of question 11 is amended to reflect that the notice of withdrawal may be sent overnight to the Tabulator at 60 Research Road, Hingham, MA 02043. The amended text of question 11 is as follows:

•	The notice of withdrawal must be in writing. You may overnight your notice to:

Tabulator

60 Research Road

Hingham, MA 02043

The Tender Instruction Form, which is included in the Letter from Acxiom Corporation Retirement Savings Plan Administrator, is amended and restated in its entirety as follows:

Please fold and detach card at perforation before mailing

TENDER INSTRUCTION FORM

FOR SHARES IN ACXIOM CORPORATION

RETIREMENT SAVINGS PLAN

(NOTE: Before completing this Tender Instruction Form, you should refer to the attached Letter from the Plan Administrator of Acxiom Corporation Retirement Savings Plan.

TO THE TRUSTEE OF THE RETIREMENT SAVINGS PLAN:

I am a participant in the above-referenced Retirement Savings Plan who has invested all or a portion of my Account in shares of Acxiom Common Stock and I have received a copy of the Offer to Purchase dated August 7, 2006 (the “Offer to Purchase”) and related Letter of Transmittal, as amended or supplemented, relating to the Offer by Acxiom Corporation, a Delaware corporation (“Acxiom” or the “Company”), to purchase up to 11,111,111 outstanding shares of Common Stock, $0.10 par value per share (such shares, together with all other outstanding shares of Common Stock of Acxiom, are herein referred to as the “Shares”), at a price not greater than $27.00 nor less than $25.00 per Share, without interest.

I have read and understand the Offer to Purchase and related Letter of Transmittal and the Letter from the Plan Administrator and I agree to be bound by the terms of the Offer. I hereby direct the Trustee to tender these Shares on my behalf and to reinvest the proceeds, as soon as practicable after the Expiration Date of the Offer, in the Retirement Savings Plan pursuant to my future contribution election in effect at the date of such reinvestment. I understand that, for reconciliation purposes, there may be a brief period during which the proceeds will first be invested in the T. Rowe Price Stable Value Common Trust Fund. I understand and declare that if the tender of my Shares is accepted, the payment for these Shares will be full and adequate compensation for these Shares in my judgment.

DATE SIGNATURE OF PARTICIPANT TELEPHONE NUMBER HERE

NOTE: THIS TENDER INSTRUCTION FORM MUST BE COMPLETED AND SIGNED IF SHARES HELD IN THE RETIREMENT SAVINGS PLAN ARE TO BE TENDERED. IF THE FORM IS NOT SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED. PLEASE RETURN THIS TENDER INSTRUCTION FORM TO THE TRUSTEE FOR THE RETIREMENT SAVINGS PLAN, USING THE POSTAGE PAID, PRE-ADDRESSED REPLY ENVELOPE PROVIDED WITH YOUR TENDER MATERIALS. YOUR INSTRUCTION FORM MUST BE RECEIVED BY 3:00 P.M., NEW YORK CITY TIME, SEPTEMBER 5 2006. YOU MAY ALSO OVERNIGHT YOUR TENDER INSTRUCTION FORM TO:

TABULATOR

60 RESEARCH ROAD

HINGHAM, MA 02043

YOUR DECISION WHETHER OR NOT TO HAVE YOUR PLAN SHARES TENDERED WILL BE KEPT CONFIDENTIAL.

Please fold and detach card at perforation before mailing

I wish to direct you to tender the Shares allocated to my Retirement Savings Plan Account as indicated below:

TENDER INSTRUCTIONS

☐	1.	Odd lot. By checking this box, I represent that I own beneficially or of record an aggregate (including Shares held beneficially or of record in the Retirement Savings Plan or otherwise) of fewer than 100 Shares, and I am instructing the Trustee to tender all Shares allocated to my Retirement Savings Plan Account in the Retirement Savings Plan. My indication as to whether I wish to tender my Shares at the price determined by the Offer or at the price or prices I specify is indicated below.

☐	2.	Please refrain from tendering and continue to HOLD all Shares attributable to my individual account under the Plan.

☐	3.	Please TENDER Shares attributable to my individual account under the Plan in the percentage indicated below for each of the prices provided. A blank space before a given price will be taken to mean that no Shares attributable to my account are to be tendered at that price. FILL IN THE TABLE BELOW ONLY IF YOU HAVE CHECKED BOX 3.

Percentage of Shares to be Tendered (The total of all percentages must be less than or equal to 100%. If the total is less than 100%, you will be deemed to have directed T. Rowe Price NOT to tender the remaining percentage.)

%	at $25.00%	at $26.25

%	at $25.25%	at $26.50

%	at $25.50%	at $26.75

%	at $25.75%	at $27.00

%	at $26.00%	at TBD**

**	By entering a percentage on the % line at TBD, the undersigned is willing to accept the Purchase Price resulting from the Dutch Auction, for the percentage of shares elected. This could result in receiving a price per Share as low as $25.00 or as high as $27.00 per Share.

I understand that this action could result in none of my Shares being purchased if the actual Purchase Price for the Shares is less than the price that I have checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by Acxiom will be purchased at the Purchase Price so determined.